U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada	87-0450232
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

C Site 25-26F Presidential Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-2281388
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 5, 2007, Deng Zhi Ren (Paul) resigned his position as the Chief Executive Officer of Great China International Holdings, Inc. (the “Company”), effective March 5, 2007.

Also on February 5, 2007, the Company’s Board of Directors appointed Mr. Jiang Fang, the Company’s former Chief Executive Officer and current Chairman of the Board and President, as the Company’s new Chief Executive Officer, effective March 5, 2007. Mr. Jiang, 52, has served for the past five years as the Chairman and a Director of the Company’s subsidiary Silverstrand International Holdings Limited and its subsidiary, Shenyang Maryland International Industry Company Limited, of which Mr. Jiang was the founder.

In 2003, Shenyang Maryland entered into a standard form employment agreement with Jiang Fang, the term of which runs from January 1, 2003 to December 31, 2007, which provides for annual compensation of $28,600, but does not contain any unusual severance or early termination provisions.

Mr. Jiang has been a party to a number of transactions involving the Company and its subsidiaries, as follows:

—	The Company’s subsidiary, Silverstrand International Holdings, acquired all of the share capital of Shenyang Maryland for $5,000,000, paid in five installments during 2005. Of the total amount: $4,350,000 was paid to Jiang Fang; $500,000 was paid to Jiang Peng, a former officer and director and the brother of Jiang Fang, $50,000 was paid to each of Duan Jing Shi and Wang Li Rong, each an officer and/ or director, and $50,000 was paid to Li Guang Hua, a former director.
—	Pursuant to a sale and purchase agreement dated December 8, 2005 and subsequently amended on December 28, 2005, the Company agreed to acquire, through Shenyang Maryland, 70% of the equity interest in Shenyang Xinchao Property Company Limited, a Sino-Foreign joint venture corporation that was formed for the purpose of owning and developing the Xita Project and owned approximately 66% of the land rights pertaining thereto. The interest in Shenyang Xinchao Property Company was acquired from Shenyang Yunfeng Real Estate Development Co., which was owned and controlled by Jiang Fang and Jiang Peng. Under the terms of the agreement as amended, the purchase price of the Shenyang Xinchao Development Co. interest was $8.7 million, which was paid through a cash payment of $5.0 million made in the first quarter of 2006 and by the assumption of the obligation of Shenyang Yunfeng Real Estate Development Co., to make additional contributions to the joint venture in the amount of $3.7 million. The remaining approximately 34% interest in the land rights to the Xita Project was held by Shenyang Yindu Property Company, also a Sino-Foreign joint venture. Pursuant to agreements dated December 28, 2005, Shenyang Maryland International agreed to acquire a 70% interest in Shenyang Yindu Property Company from Shenyang Yunfeng Real Estate Development Co. by assuming its obligation to make capital contributions to Shenyang Yindu Property Company, and Silverstrand International Holdings agreed to acquire a 30% interest in both Shenyang Yindu Property Company and Shenyang Xinchao Property Company from I.R.E. Corporation. As a result of these transactions the Company held through its subsidiaries 100 percent interest in the land comprising the Xita Project.
—	Shenyang Yunfeng Real Estate Development Co. owed the Company as at December 31, 2005 the sum of $4,443,422. This amount includes a refund of payments from the Shenyang City Planning and Land Resources Council because of a revision of the land use right cost for the Xita Project in the amount of $785,637 that was made to Shenyang Yunfeng Real Estate Development

Co. and is owing to Shenyang Xinchao Property Company Limited. The remaining balance represents advances made to Shenyang Yunfeng Real Estate Development Co. during 2005 and prior periods for costs and expenses incurred to formulate and advance the acquisition process for the Xita Project. Advances for these purpose continued in the first portion of 2006. Effective January 1, 2006, the Company memorialized a portion of the amount owing from Shenyang Yunfeng Real Estate Development Co. to the Company with a loan agreement in the principal amount of $3.9 million that is due December 31, 2006, that bears interest at the rate of 7.254% per annum, subject to any agreement between the parties to extend the term of the loan. At June 30, 2006, the amount owed to the Company by Shenyang Yunfeng Real Estate Development Co. was $5,329,718.
—	An aggregate of $339,952 was owed by Liaoning Maryland Concrete Company to Great China Holdings as at December 31, 2005. The majority of the interest in this entity is owned by Shenyang Yunfeng Real Estate Development Co. The amount owing to the Company was principally for credits on construction contracts partially offset by concrete supplied to our various projects. In February 2006, the Company entered into an agreement with Liaoning Maryland Concrete Company whereby the Company transferred a unit at its development in Chenglong Garden to an affiliate of Liaoning Maryland Concrete Company for additional credit.
—	An amount due from Shenyang Yindu Property Company at December 31, 2005 was $1,399,281, representing its share of the payment for the purchase of the Xita Project land use right. As the registration of Shenyang Yindu Property Company had not yet been approved and the funding of its registered capital had not yet occurred, Shenyang Xinchao Property Company paid the amount due on the purchase on behalf of Shenyang Yindu Property Company. The amount was paid back to Shenyang Xinchao Property Company during the first quarter of 2006 after the registered capital was injected into Shenyang Yindu Property Company and the registration was approved. Shenyang Yindu Property Company is now a wholly owned indirect subsidiary of Great China Holdings.
—	On February 27, 2006, Shenyang Jitian Property Company, a new indirect subsidiary of the Company formed through Silverstrand International Holdings, was confirmed as the highest bidder in a public auction of approximately 420,317 square meters of land designated for residential and commercial development in Chessboard Mountain International Tourism Development District, Shenyang City. The total purchase price for the property was approximately $56.7 million. The Company paid an initial deposit on the property of approximately $2.5 million in February 2006, and additional payments totaling approximately $51.2 million were made through bridge financing in March and April 2006 provided by Liaoning Maryland Concrete Company. The bridge loan from Liaoning Maryland Concrete Company was repaid after June 30, 2006, when bank financing for the acquisition was completed. In connection with the bridge financing, the Company reimbursed Liaoning Maryland Concrete Company for interest and loan costs in the amount of $2,063,670. On November 20, 2006, Silverstrand International Holdings entered into an agreement for the sale of all of the outstanding equity interest in Shenyang Jitian to Beijing Capital Land Limited and Reco Ziyang Pte Limited, neither of which are affiliated with the Company or any of its officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: February 9, 2007	By:	/s/ Jiang Fang
Jiang Fang, President